UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Daktronics, Inc.
(Name of Registrant as specified in its charter)

_________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAKTRONICS, INC.
331 32nd Avenue
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON WEDNESDAY, AUGUST 17, 2005

The 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Daktronics, Inc. (the “Company”) will be held at the Company’s headquarters, 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 17, 2005, at 7:00 p.m. Central Daylight Time, for the following purposes:

1.	To elect three Directors of the Company to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2008 or until their successors are duly elected;
2.	To approve the amendment and restatement of our Amended and Restated Articles of Incorporation;

3.	To ratify the appointment of Ernst & Young LLP, our independent registered public accounting firm for fiscal year 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only the shareholders of record of our common stock at the close of business on June 20, 2005, (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

You are cordially invited to attend the meeting. It is important that your shares be represented at the meeting. Therefore, whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Brookings, South Dakota
July 6, 2005

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT FOR
2005 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General
        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Daktronics, Inc. (the “Company”) for use at our Annual Meeting of Shareholders to be held on Wednesday, August 17, 2005, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

        These proxy solicitation materials, together with our fiscal year 2005 Annual Report to Shareholders, were mailed on or about July 15, 2005, to all shareholders entitled to vote at the Annual Meeting.

        In this Proxy Statement, “Daktronics”, “Company”, “we”, “us”, and “our” refer to Daktronics, Inc.

Record Date
        Shareholders of record at the close of business on June 20, 2005 (the “Record Date”) are entitled to notice of and to vote at the meeting. As of the Record Date, 19,187,527 shares of our common stock were issued and outstanding.

Voting at the Annual Meeting
        The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the 2005 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Each share is entitled to one vote on all matters submitted to a vote. However, with respect to the election of Directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the holder for each Director to be elected, or to cumulate the holder’s votes by giving one candidate the number of votes which is equal to the number of Directors to be elected multiplied by the number of the holder’s shares, or by distributing such cumulated votes among any number of nominees. Shares abstaining will be treated as not voted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How Votes are Submitted
        If the shares of our common stock are held directly in the name of the shareholder, he or she can vote on matters to come before the meeting in two ways:

•	By completing, dating and signing the enclosed proxy and returning it to us in the enclosed postage-paid envelope; or
•	By written ballot at the meeting.

        Shareholders whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. “Street name” shareholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

        Participants in the Company’s 401(k) Plan (the “Plan”) who hold common stock of the Company in the Plan are entitled to instruct the trustee of the Plan how to vote their shares. Each participant will receive a voting instruction card to direct the trustee to vote his or her shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all other participants under the Plan.

Proxies
        All shares entitled to vote and represented by properly executed proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if they are not revoked before the vote as described below. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxies
        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by either (i) delivery of a written notice of revocation or a duly executed proxy to the Corporate Secretary of the Company bearing a date later than the prior proxy relating to the same shares, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). To be effective, any written notice of revocation or subsequent proxy must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.

Expenses of Solicitation
         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, e-mail, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Shareholder Proposals
          Shareholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, shareholder proposals must be received by us no later than March 28, 2006, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is instead sought to be presented directly at the 2006 Annual Meeting of Shareholders, management may vote proxies in its discretion if we: (a) receive notice of the proposal before the close of business on May 23, 2006 and advise shareholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (b) do not receive notice of the proposal before the close of business on May 23, 2006. Notices of intention to present proposals at the 2006 Annual Meeting of Shareholders should be addressed to Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
         Our Board of Directors currently consists of nine persons, divided into three classes serving staggered three-year terms of office. There are three Directors (Aelred J. Kurtenbach, Robert G. Dutcher, and Nancy D. Frame ) whose terms expire at the 2005 Annual Meeting or until their successors are named, three Directors (Frank J. Kurtenbach, Roland J. Jensen, and James A. Vellenga) whose terms expire at the 2006 Annual Meeting or until their successors are named, and three Directors (James B. Morgan, John L. Mulligan, and Duane E. Sander) whose terms expire at the 2007 Annual Meeting or until their successors are named. The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Dr. A. Kurtenbach, Mr. Dutcher and Ms. Frame be nominated as the Directors to be elected at the 2005 Annual Meeting, and the Board of Directors has approved that recommendation.

Vote Required
        See “Procedural Matters – Voting at the Annual Meeting” for a description of the votes required for election of Directors.

        The Board of Directors recommends a vote “For” the election of all nominees for the Directors named below.

    Directors and Nominees for Director
         The following table sets forth the name, age and certain other information regarding each nominee for Director.

Name	Age	Principal Occupation	Committees Served On
Aelred J. Kurtenbach	71	Director and Chairman of the Board	None
Robert G. Dutcher	60	Chairman, President and CEO of Possis Medical, Inc.	Compensation
Nancy D. Frame	60	Retired	Audit, Nominating and Corporate Governance

        Aelred J. Kurtenbach, Ph.D. is a co-founder of the Company and has served as a Director and Chairman of the Board since its incorporation in 1968. He also served as President of the Company until 1999, Chief Executive Officer until 2001, and Treasurer until 1993. Dr. Kurtenbach holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

        Robert G. Dutcher is the Chairman, President and Chief Executive Officer of Possis Medical, Inc, a publicly-held medical device company located in Minneapolis, Minnesota. Prior to joining Possis Medical in 1985, he was with Medtronics, Inc. for 12 years, most recently as Director of Research and Development. He previously worked in an engineering capacity for Control Data Corporation and Honeywell, Inc. Mr. Dutcher holds a B.S. degree in Electrical Engineering from South Dakota State University and an M.S. degree in Electrical Engineering from the University of Minnesota. He has been Director of the Company since 2002.

        Nancy D. Frame was Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she held from 1986 to 1999 when she retired. From 1976 to 1986, she held various positions in the legal profession, specializing in international trade and commercial law. She obtained her law degree from Georgetown University, Washington, D.C. and has been a Director of the Company since 1999.

        The identity of the remaining Directors and certain information about them as of the Record Date are set forth below:

        Roland J. Jensen is currently retired. Prior to his retirement, from 1996 to 2000, he served as President, Chief Executive Officer and Chairman of Louisiana Energy Services, which was in the business of enriching uranium for the civilian nuclear power industry. From 1960 to 1990, he was with Northern States Power Company, a publicly-held electric and natural gas utility, ending his service as Senior Vice President of Power Supply. From 1990 to 1994, he was Chairman and Chief Executive Officer of NRG Energy, Inc., a Minneapolis-based energy services company. He has served as a Director of the Company since 1994. Mr. Jensen holds a B. S. degree in Mechanical Engineering from South Dakota State University and an M.S. degree in Industrial Management from the University of Minnesota.

        Frank J. Kurtenbach joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division of the Company, which was expanded to include other products in 1981. He served as Sales Manager for the Company from 1982 through 1993, as a Director since 1984 and as Vice President, Sales since 1993. Mr. Kurtenbach has a M.S. degree in Physical Education and Recreation from South Dakota State University. Aelred Kurtenbach and Frank Kurtenbach are brothers.

        James B. Morgan joined the Company in 1969 as a part-time engineer while earning his M.S. degree in Electrical Engineering from South Dakota State University. He became President and Chief Operating Officer of the Company in 1999 and Chief Executive Officer in 2001. He served as its Vice President, Engineering, with responsibility for product development, contract design, project management and corporate information systems, from 1976 to 1999. Mr. Morgan has also served as a Director of the Company since 1984.

        John L. Mulligan was elected as a Director in 1993. Since 1999, he has been employed as a Vice President and financial advisor with Morgan Stanley in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid 1993 and again from 1994 through 1998. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm that he founded. From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and a Director of American Western Corporation. Mr. Mulligan is also a certified public accountant.

        Duane E. Sander, Ph.D. is a co-founder of the Company and has served as a Director since its incorporation. He also served as Corporate Secretary from incorporation until 2001. Since 1999, he has been employed by the South Dakota State University Foundation as its Director of Special Projects. From 1990 to 1999, he served as Dean of Engineering at South Dakota State University, and he has taught electrical engineering courses and directed biomedical research projects since 1967.

        James A. Vellenga was elected as a Director in 1997. He is currently the President and Chief Executive Officer of BSFX Corp., a company involved in the research of fibers for reinforcing concrete, and he has served in such capacity since early 2003. From 1988 to 2002, he held senior management positions with Aetrium, Inc. and UpTech Automation, Inc., both of which were involved in the design and development of integrated circuit test handlers. At Uptech Automation, Inc., he served as the Chief Executive Officer and Chairman of the Board. Prior to joining Aetrium, Inc. and UpTech Automation, Inc., Mr. Vellenga was a founder and Vice President of Operations of Lee Data Corporation. From approximately 1957 to 1979, he worked at Remington Rand, Univac, Control Data Corporation and Data 100 Corporation, where he was involved in the design and management of computer products. He holds a B.S. degree in Electrical Engineering from South Dakota State University.

CORPORATE GOVERNANCE

Board of Directors Meetings
        Members of the Board of Directors are kept informed regarding our business through discussions with the Chairman, the Chief Executive Officer, the Chief Financial Officer, and key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

        During fiscal 2005, the Board of Directors held four meetings (including regularly scheduled and special meetings), and all of the incumbent Directors attended 75% or more of the meetings of the Board of Directors and committees, if any, upon which such Directors served.

Annual Meeting Attendance Policy
         We do not have a policy with regard to Directors’ attendance at annual meetings of shareholders. All Directors attended our 2004 Annual Meeting of Shareholders.

Code of Conduct
        The Board of Directors has formally adopted our Code of Conduct, which applies to all of our employees, officers and Directors as provided in our company annual report to Shareholders. Included in the Code of Conduct are ethics provisions that apply to our Chief Executive Officer, Chief Financial Officer, and all other financial and accounting management employees. Copies of the Code of Conduct are available free of charge by contacting the Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, SD 57006.

Committees of the Board of Directors
         The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee. During fiscal year 2005, our Audit Committee consisted of Mr. Mulligan (Chairperson), Ms. Frame, and Mr. Vellenga. Each Audit Committee member satisfies the audit committee independence standards of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Mulligan is qualified as an “audit committee financial expert,” as that term is defined in the applicable regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee appoints and provides for the compensation of the independent registered public accounting firm, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls. A copy of the Audit Committee’s Charter was included in our fiscal year 2003 Proxy Statement. The Audit Committee met seven times during fiscal year 2005.

        Compensation Committee.    During fiscal year 2005, our Compensation Committee consisted of Mr. Jensen (Chairperson), Dr. Sander and Mr. Dutcher. All of the Compensation Committee members satisfy the independence requirements of the NASDAQ Stock Market. The Compensation Committee annually reviews and acts upon the Chief Executive Officer’s compensation package, reviews compensation policy for the other employees, and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee met three times during fiscal year 2005.

        Nominating and Corporate Governance Committee.    During fiscal year 2005, our Nominating and Corporate Governance Committee (the “Nominating Committee”) consisted of Ms. Frame (Chairperson), Mr. Jensen and Dr. Sander. All of the Nominating Committee members satisfy the independence requirements of the NASDAQ Stock Market. Our Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as Directors, develops and recommends to the Board of Directors corporate governance guidelines, and provides oversight with respect to corporate governance and ethical conduct. The responsibilities of the Nominating Committee are set forth in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating Committee’s Charter was included in our fiscal year 2004 Proxy Statement. The Nominating Committee met four times during fiscal year 2005.

        The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board of Directors:

Criteria for Nomination to the Board of Directors
        The Nominating Committee will consider the appropriate balance of experience, skills and characteristics required of members of the Board of Directors. Nominees will be selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytic inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. The Nominating Committee will seek to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market, and that at least one member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

Shareholder Proposals for Nominees
        The Nominating Committee will consider written proposals from shareholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee in the care of our Corporate Secretary and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed in Schedule 14A under the Securities Exchange Act of 1934 (including appropriate biographical information); (b) such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director, if elected; (c) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such shareholder(s); and (d) a statement as to the qualifications of the nominee. Shareholder proposals should be submitted by the March 28, 2006 deadline described under the caption, “Procedural Matters – Procedure for Submitting Shareholder Proposals” above.

        The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a shareholder.

Process for Identifying and Evaluating Nominees
        The process for identifying and evaluating nominees to the Board of Directors will be initiated by identifying candidate(s) who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and others to the extent determined by the Nominating Committee. These candidate(s) will be evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualifications and, if necessary, by checking references. Qualified nominees shall meet with at least one member of the Nominating Committee and with at least one other member of the Board. The Nominating Committee will decide which of the prospective candidates to recommend to the Board for selection as nominees to be presented for the approval of the shareholders or for appointment to fill a vacancy.

          A similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder proposals to nominate a Director.

Board Nominees for the 2005 Annual Meeting
        The nominees for this Annual Meeting, Aelred J. Kurtenbach, Robert G. Dutcher and Nancy D. Frame, were selected by the Board of Directors as a whole in May 2005.

Board of Directors’ Evaluation
        On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board of Directors and its committees are functioning effectively. The results of this process are reported to the Board for discussion.

How to Contact the Board of Directors
        We have a process for shareholders to send communications to our Board of Directors. Shareholders wishing to contact our Directors may do so by writing to them at the following address: Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006. All letters received will be categorized and processed by the Company’s Corporate Secretary and then forwarded to the Directors.

Director Compensation
        Through the first quarter of fiscal year 2005, each non-employee Director received, for his or her services as a Director, $1,500 for each meeting attended in person, $500 for each committee meeting attended in person with (telephonic participation in all meetings counted at one-half rate), and reimbursement of all out-of-pocket expenses incurred in attending meetings. Beginning on August 1, 2004, and throughout the remainder of fiscal year 2005, each non-employee Director received, for his or her services as a Director, an annual $4,000 retainer and $2,500 for each meeting attended in person. During this same period, the Chairman of the Audit Committee received a $4,000 retainer while the other members of the Audit Committee received a retainer of $2,000. The Chairpersons of the Compensation Committee and the Nominating Committee received a retainer of $2,000, while the other members of these committees each received a retainer of $1,000. All non-employee Directors also received reimbursement of all out-of-pocket expenses incurred in attending meetings.

        Non-employee Directors also receive stock options under the Company’s 2001 Outside Directors Stock Option Plan upon their election to the Board of Directors. In August 2004, Mr. Mulligan and Dr. Sander each received under the 2001 Outside Directors Stock Option Plan options to purchase 4,000 shares for each of the three years of their term, for a total of 12,000 shares. The options are subject to vesting restrictions and have an exercise price of $22.458 per share, which was equal to the per share fair market value of the Company’s common stock on the date of grant as determined by the Board of Directors.

PROPOSAL TWO
APPROVE THE COMPANY’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Background of Proposal
        The Board of directors approved and proposed for adoption by the shareholders the Amended and Restated Articles of Incorporation attached to this proxy statement as Appendix A. The Amended and Restated Articles of Incorporation, if approved by our shareholders, will replace our current Articles of Incorporation. The two purposes of the Amended and Restated Articles are to (1) conform our Articles with the new South Dakota Business Corporations Act (the “Act”) as enacted by the South Dakota Legislature earlier in 2005 and which became effective on July 1, 2005 and (2) reflect changes to our Articles adopted by the shareholders in previous years. The significant changes proposed consist of the following:

-	Adding an introductory statement clarifying the purpose of the Amended and Restated Articles of Incorporation;
-	Deleting references to the former South Dakota Codified Law applicable to corporations, which are no longer accurate as a result of the new Act;
-	Incorporating the changes to our Articles of Incorporation approved by shareholders on August 15, 2001, which resulted in increases in the number of our authorized shares;
-	Revising the provisions related to elimination of the liability of our directors , to conform to the new Act;
-	Adding Article 8 allowing the company to indemnify its officers and directors to the fullest extent permitted under the Act and others from time to time as determined by the Board of Directors;
-	Updating the registered agent and principal office of the company;
-	Increasing the requirement for a quorum of shareholders at a meeting to a majority of the shares entitled to vote, as required by the Act; and
-	Eliminating current Articles 11 and 12 relating to control share acquisitions and business combinations, which are not included in the new Act.

        If this proposal is adopted, the Amended and Restated Articles of Incorporation will not significantly expand or contract the rights of shareholders as they currently exist under the former South Dakota Codified Law and our current Articles of Incorporation.

Purpose and Effect of the Amendments
        As part of our overall review of our corporate governance practices, the Board has reviewed and evaluated its corporate governance documents, including the Amended and Restated Articles of Incorporation. The substance of the Company’s Amended and Restated Articles of Incorporation has largely been left unchanged since 1994. In February 2005, the South Dakota Legislature passed and the Governor subsequently signed into law the new South Dakota Business Corporations Act, which became effective on July 1, 2005. In general, the Act applies to all South Dakota corporations, including Daktronics. Under the Act, many provisions remained essentially unaltered from previous statutes, while others were changed. The Board now seeks shareholder approval for its Amended and Restated Articles of Incorporation to remove unnecessary and outdated references and to conform our Articles to certain provisions of the Act.

        If this proposal is adopted, the Amended and Restated Articles of Incorporation will be as set forth in Appendix A to this proxy statement. If adopted, the Amended and Restated Articles of Incorporation will become effective upon filing with the South Dakota Office of the Secretary of State, which we would do promptly after the Annual Meeting. Previously, the Board amended and restated its Bylaws to also conform with the Act. We filed these Bylaws as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission on the effective date of the Act.

Vote Required
        Approval of this proposal requires the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting.

        The Board of Directors recommends a vote “FOR” the approval of the Amended and Restated Articles of Incorporation.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm the shareholders vote for ratification of such appointment.

        Ernst & Young LLP has audited our financial statements since fiscal year 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required
        Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting. If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection.

        The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending April 29, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of common stock as of June 20, 2005, the Record Date, by each of our Directors, by each executive officer named in the Summary Compensation Table, by all Directors and executive officers as a group, and by each shareholder who is known by us to own beneficially more than 5% of our outstanding common stock:

		Amount and Nature of	Percent of
Name and Address of Beneficial Owners	Note	Beneficial Ownership(1)(2)	Outstanding Shares
Beneficial owners of more than 5% of the
common stock:
Daktronics Inc. 401(k) Plan(3)		1,007,896	5.1%
Named Officers and Directors:
Dr. Aelred J. Kurtenbach	(4)	1,490,883	7.5%
James B. Morgan	(5)	842,040	4.2%
Frank J. Kurtenbach	(6)	528,408	2.7%
Robert G. Dutcher	(7)	12,000	*
Nancy D. Frame	(8)	45,000	*
Roland J. Jensen	(9)	11,600	*
John L. Mulligan	(10)	52,000	*
Dr. Duane E. Sander	(11)	667,106	3.9%
James A. Vellenga	(12)	52,000	*
William R. Retterath	(13)	17,789	*
Carla S. Gatzke	(14)	334,423	1.7%
Reece A. Kurtenbach	(15)	144,573	*
Seth T. Hansen	(16)	70,853	*
Bradley T. Wiemann	(17)	72,137	*
All Directors and executive officers as
a group (14 persons)		4,340,811	21.9%

_________________
*	Less than 1%.
(1)

For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after June 20, 2005.

(2)

The Common Stock held by the Daktronics, Inc. 401(k) (the "Plan") and allocated to the Plan participants are voted by the trustee of the Plan, according to the instructions of the Plan participants. Shares held by the Plan are as of the most recent statement date of June 20, 2005.

(3)	Address is 331 32nd Avenue, Brookings, South Dakota 57006.
(4)	Includes (i) 170,000 shares issuable pursuant to currently exercisable stock options, (ii) 687,230 shares owned by spouse.
(5)	Includes (i) 135,200 shares issuable pursuant to currently exercisable stock options, (ii) 18,748 shares held through the Plan and (iii) 1,600 shares held by his children.
(6)	Includes (i) 12,400 shares issuable pursuant to currently exercisable stock options, (ii) 16,930 shares held through the Plan and (iii) 116,170 shares held by his spouse.
(7)	Consists of 12,000 shares issuable pursuant to exercisable stock options.
(8)	Includes 36,000 shares issuable pursuant to exercisable stock options.
(9)	Includes 6,000 shares issuable pursuant to exercisable stock options.
(10)	Includes 28,000 shares issuable pursuant to exercisable stock options.
(11)

Includes (i) 40,000 shares issuable pursuant to exercisable stock options, (ii) 265,632 shares held by his spouse and (iii) 298,122 held in trust for the benefit of Dr. Sander, and (iv) 43,260 shares held in the name of his son.

(12)	Includes 42,000 shares issuable pursuant to exercisable stock options.
(13)	Includes (i) 12,000 shares issuable pursuant to exercisable stock options and (ii) 3,082 shares held through the Plan.
(14)

Includes (i) 57,200 shares issuable pursuant to exercisable stock options, (ii) 40,916 shares held through the Plan, (iii) 36,402 shares held by her spouse through the Plan and (iv) 7,850 shares held by her children.

(15)	Includes (i) 44,000 shares issuable pursuant to exercisable stock options, (ii) 8,082 shares held through the Plan, (iii) 16,000 shares held by his children.
(16)	Includes (i) 46,200 shares issuable pursuant to exercisable stock options, (ii) 12,488 shares held through the Plan, (iii) 232 shares held by spouse through the Plan.
(17)	Includes (i) 49,400 shares issuable pursuant to exercisable stock options, (ii) 11,738 shares held through the Plan, (iii) 200 shares held by his spouse.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth certain information regarding the total compensation earned or awarded for each of the last three completed fiscal years to the Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”) whose annual salary and bonus was at least $100,000 for fiscal 2005:

			Summary Compensation Table

			Annual Compensation			Long-Term
					Other	Compensation Awards	All
Name and Principal	Fiscal				Annual	Number of Securities	Other
Position	Year	Salary		Bonus(1)	Compensation(2)	Underlying Options	Compensation(3)
James B. Morgan	2005	$257,450	$	76,176	3,778	8,000	8,970
Chief Executive Officer,	2004	253,039		64,350	3,778	10,000	2,683
President and Director	2003	254,327		62,500	3,337	10,000	3,351

Dr. Aelred J. Kurtenbach	2005	$148,127		33,424	5,409	-	16,009
Chairman of the Board and	2004	150,050		37,500	5,409	-	10,664
Director	2003	156,923		37,500	4,500	-	13,318

William R. Retterath	2005	$147,668		38,794	4,620	7,000	-
Chief Financial Officer	2004	142,475		36,501	4,621	10,000	-
	2003	142,423		35,000	2,100	10,000	-

Bradley T. Wiemann(4)	2005	$133,568		31,134	5,371	5,000	-
Vice President	2004	99,808		30,420	4,399	6,000	-
	2003	91,557		22,960	3,265	7,000	-

Reece A. Kurtenbach(4)	2005	$134,450		32,318	5,026	5,000
Vice President	2004	122,519		28,650	4,675	6,000	-
	2003	95,495		24,150	3,792	7,000	-

(1)	Reflects bonus earned during the fiscal year.
(2)	Company match to employee contributions under the Company’s Plan.
(3)	Consists of amounts credited to such person's deferred compensation agreement for the year.
(4)	Mr. Wiemann and Mr. R. Kurtenbach became executive officers on November 23, 2004.

        The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended April 30, 2005:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)
Name	Granted(2)	in Fiscal Year	($/share)	Date	5%	10%
James B. Morgan	8,000	4.4	25.67	11/22/14	129,150	327,291
William R. Retterath	7,000	3.9	25.67	11/22/14	113,006	286,380
Reece A. Kurtenbach	5,000	2.8	25.67	11/22/14	80,719	204,557
Bradley T. Wiemann	5,000	2.8	25.67	11/22/14	80,719	204,557
Aelred J. Kurtenbach	-		-	N/A	-	-

_________________

(1)

The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the SEC and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of the Company's common stock for financial statement presentation purposes on the date of the grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2)

Represents options granted pursuant to the 2001 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company and vests over a five-year period; 20% of grant vests one year from date of grant, remaining 80% vests pro rata annually over the following four years.

        The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal year 2005 and the number of shares subject to both exercisable and unexercisable stock options as of April 30, 2005. Also reported are values for unexercised “in-the-money” options, exercise prices of outstanding stock options, and the fair market value of our common stock as of April 30, 2005:

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	on Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
James B. Morgan	32,000	$ 642,240	135,200	30,800	$2,169,352	$141,668
Aelred J. Kurtenbach	-	-	170,000	10,000	2,746,160	127,503
William R. Retterath	-	-	12,000	25,000	117,500	125,450
Reece A. Kurtenbach	4,000	84,640	44,000	19,800	651,228	97,388
Bradley T. Wiemann	4,000	82,640	49,400	20,600	728,322	107,551

_________________

(1)

The value of unexercised in-the-money options is based on the closing price of our common stock on April 29, 2005 (the last trading day of fiscal 2005) quoted on the NASDAQ National Market of $20.36 minus the exercise price, multiplied by the number of shares underlying the options.

Securities Authorized for Issuance Under
Equity Compensation Plans

        The following table sets forth certain information as of April 30, 2005 with respect to Company’s equity compensation plans:

Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities	Weighted-average	equity compensation
	to be issued upon exercise	exercise price of	plans (excluding
	of outstanding projects,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column a)

	(a)	(b)	(c)
Equity compensation plans
approved by security holders:
Stock Option Plans(1)	1,500,602	$ 9.65	538,920
Director Plans	225,114	$ 11.03	232,090
Stock Purchase Plan(2)	Not applicable	Not applicable	439,134

Equity compensation plans
not approved by security holders:
Warrants(3)	17,944	$ 6.31	Not applicable

Total	1,743,660	$ 9.80	1,210,144

(1)	Consists of the 2001 Incentive Stock Option Plan and the 1993 Incentive Stock Option Plan as described in the section of the Proxy Statement entitled "Report of the Compensation Committee."
(2)	Under the Employee Stock Purchase Plan, shares are acquired at the time of investment by the participating employees at the applicable discount.
(3)	Consists of warrants issued in connection with an acquisition in a prior year.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation program of our Chief Executive Officer and other executive officers. The Compensation Committee is comprised of three non-employee Directors, as appointed by the Board, and each satisfies the independence requirements of the NASDAQ Stock Market. The Compensation Committee meets periodically to review executive compensation, the design of compensation programs, stock option programs, and the individual salary and awards for the Chief Executive Officer and other executive officers. The purpose of this report is to inform our shareholders of our compensation policies and the rationale for the compensation paid to our Chief Executive Officer and other executive officers in fiscal year 2005.

Compensation Philosophy
        Our compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and continued growth. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to our performance. The Compensation Committee believes it is in the best interests of the shareholders to reward executives when our performance objectives are achieved and to provide less compensation when these objectives are not met. Therefore, a portion of executive compensation is comprised of “at risk” incentives.

Cash Compensation
        The Company’s compensation philosophy is to target executive salaries at a competitive rate as compared to comparable positions within the region for similar sized companies. The Company’s performance as a whole for the fiscal year is also considered. Compensation plans are reviewed annually.

        The Compensation Committee reviewed base salaries for executive officers in November 2003. Based on the Committee’s recommendation, the board established the salary for Aelred J. Kurtenbach, who is employed one-half time, at $12,500 per month; James B. Morgan, Chief Executive Officer, at $21,450 per month; and William R. Retterath, Chief Financial Officer, at $12,500 per month and other executive officers.

        For the fiscal year ended April 30, 2005, the Committee approved a formula-based performance bonus plan for certain executive officers, consisting of one month’s salary if after tax earnings exceed 13% of shareholders’ equity at the beginning of the fiscal year, and increasing linearly with performance to a maximum bonus if after tax earnings exceed 19% of beginning shareholders’ equity. This amount is decreased to the extent of certain profit sharing contributions made under the Daktronics, Inc. 401(k) Plan. The maximum amount for Dr. Kurtenbach and Mr. Kurtenbach was three months’ salary, for Mr. Morgan was four months’ salary and Mr. Retterath was 3.5 months’ salary. Other executive officers are eligible for the same bonus noted above at a maximum rate of 1.5 months’ salary plus a discretionary bonus as determined by our Chief Executive Officer, which, in total, shall not exceed three months’ salary. For the year ended April 30, 2005, the executive officers earned approximately 90% of the maximum amount payable under the bonus plan.

Equity Based Compensation
        In August 2001, the shareholders approved the Daktronics 2001 Incentive Stock Option Plan (the “Option Plan”). The Compensation Committee determines awards under the Option Plan for executive officers and approves awards for other employees based upon the recommendation of our Chief Executive Officer.

        In November 2004, the Committee approved the allotment of 179,900 shares for the granting of stock options to Daktronics employees, with the shares to be allotted as follows: 8,000 shares to Mr. Morgan; 7,000 shares to Mr. Retterath; 5,000 shares each to Mr. R. Kurtenbach and Mr. Wiemann; and 154,900 shares to selected employees as determined by James Morgan. No options were awarded to Aelred Kurtenbach or Frank Kurtenbach.

        The Committee’s basis for these awards was our financial performance, as measured in increased net sales and results of operations over the last three fiscal years, the Committee’s review of awards by comparable companies and by us in previous years and individuals’ performances. The terms of these options, including duration and vesting, were similar to that of comparable companies.

        The exercise price per share of these options was established as the average between the high and low reported sale prices for our common stock on the grant date of November 23, 2004, which was $25.67. Subject to accelerated vesting upon a change in control of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 23, 2005.

Compensation of Chairman and the Chief Executive Officer
        Aelred Kurtenbach has been employed one-half time and served as Chairman of the Board since stepping down as Chief Executive Officer in November 2001. James Morgan has served as our President and Chief Executive Officer since November 2001. Their respective compensation for the past three years is shown in the Summary Compensation Table. The factors discussed below in “Base Salary,” “Annual Incentive Bonus,” “Stock Options” and “Deferred Compensation Arrangements” were considered in establishing the amount of Dr. Kurtenbach’s and Mr. Morgan’s base salary, cash bonus and stock option grant during the past fiscal year.

Executive Officer Compensation Program
        The key components of our executive officer compensation program are base salary, annual incentive bonus and long-term incentives, including stock options and in some cases deferred compensation arrangements. These elements are described below. In determining compensation, the Compensation Committee considers all elements of an executive’s compensation package.

        Base Salary.    The Compensation Committee annually reviews the base salary of the Chief Executive Officer and other executive officers. In determining appropriate salary levels, the Compensation Committee considers individual performance, level of responsibility, scope and complexity of the position, and internal equity and salary levels for comparable positions within the region for similar sized companies. In determining any base salary increase for the Chief Executive Officer, the Compensation Committee also considers strategic planning, team building and operating results. The Compensation Committee, in consultation with the Chief Executive Officer, annually reviews the base salary of the other executive officers based on the same criteria.

        Annual Incentive Bonus.    The purpose of our annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers and key managers who achieve performance goals established by the Compensation Committee. The Compensation Committee recommends to the Board and the independent directors of the Board determines the annual incentive bonus of the Chief Executive Officer. The Compensation Committee, in consultation with the Chief Executive Officer, determines the annual incentive bonus of the other executive officers. The annual incentive bonus is described above as part of Cash Compensation.

        Stock Options.    Long-term performance incentives are provided to our employees and non-employee Directors through our Option Plan and our 2001 Outside Directors Stock Option Plan. These plans are administered by the Compensation Committee, which is authorized to award stock options to our employees, our non-employee Directors, and certain advisors and consultants. At least annually, the Compensation Committee considers whether awards will be made to executive officers. Such awards are based on the scope and complexity of the position, competitive compensation data, the maintenance of our stock at target share prices, our performance over the past three fiscal years and total options granted to an employee in the past. The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. Options granted to executive officers vest immediately upon the occurrence of a change in control as defined in the Option Plan.

        Deferred Compensation Arrangements. The purpose of our deferred compensation arrangement is to reward certain executive officers who were employed by the Company as of August 1990 with a deferred compensation plan. The plan is designed to fund annual payments upon retirement based on the value of amounts credited to such person’s account. The Compensation Committee administers these plans and approves on an annual basis the amounts credited to each participant’s account. The amount credited is equal to the interest earned on the account at a rate equal to the five-year United States Treasury Note rate as of the first day of the plan year.

    401(k)  Plan.  Our Daktronics, Inc. 401(k) Plan (the “Plan”) was effective in 1992. The Plan is intended to be a qualified retirement plan under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the Plan, and income earned thereon, are not taxable to employees until they are withdrawn from the Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding); and so that contributions by us, if any, will be deductible when made. The purpose of the Plan is to enable eligible employees of the Company, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability or other termination of employment. The Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Plan, a 401(k)-type component and a profit sharing component.

        Under the 401(k) component, employees may contribute up to maximum amount as set by the Internal Revenue Service, subject to a federally imposed annual maximum, which is currently $13,000. We may provide additional matching contributions as a percent of compensation or as a match of employee contributions and other discretionary contributions. The Plan trustee, at the direction of each participant, invests funds in any of the available investment options. For the fiscal year ended April 30, 2005, we contributed approximately $1.1 million on behalf of employees under this component of the Plan, including amounts accrued at the end of the fiscal year.

        Employee Stock Purchase Plan.    Our Employee Stock Purchase Plan (the “Purchase Plan”) was approved by the shareholders at the 2002 Annual Meeting and became effective on November 1, 2002. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire an interest in our company through the purchase of its common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code. The Purchase Plan is administered by the Compensation Committee.

        Any of our employees or, subject to approval by the Board of Directors, any employees of our subsidiaries are eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as on the first day of such Purchase Period, the employee is customarily employed at least 20 hours per week and has been continuously employed for the six months prior to the beginning of the Purchase Period. “Purchase Period” means each of the six-month periods beginning May 1 and November 1 of each year.

        Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified percentage ranging from 0% to 15% of the employee’s gross cash compensation. We currently have approximately 1,365 employees who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by us as part of our general assets until the end of the Purchase Period and will be used to purchase our common stock as of the last day of the Purchase Period at a price equal to 85% of the lesser of the fair market value of a share of common stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of common stock. Any amount not used to purchase shares of common stock will be refunded to the participant in cash.

        Shares of common stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the shares of common stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

        No more than $25,000 in fair market value (determined on the first day of the respective Purchase Periods) of shares of common stock may be purchased under the Purchase Plan of the Company by any participant in each calendar year.

Compensation Committee Interlocks and Insider Participation
          During fiscal year 2005, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or our Compensation Committee. Dr. Sander was a part-time employee during the company’s early years. Through fiscal year 2001, he served as Corporate Secretary of the company but was not an employee or executive officer of the company.

COMPENSATION COMMITTEE

Roland J. Jensen, Chairperson
Duane E. Sander
Robert G. Dutcher

REPORT OF THE AUDIT COMMITTEE

        The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which was included in our fiscal year 2003 Proxy Statement. The Audit Committee will continually review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices. Each of the members of the Audit Committee meets the independence requirements of the NASDAQ Stock Market.

        Management has the primary responsibility for the company’s system of internal controls and its financial reporting process. The independent registered public accounting firm have the responsibility to express an opinion on the company’s financial statements based on an audit conducted in accordance with generally accepted auditing principles. The Audit Committee has the responsibility to monitor and oversee these processes.

        In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company's management;
•

Discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 (Communications with Audit Committee);

•

Reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3600T of the Public Accounting Oversight Board (PCAOB), which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence and concluded that the services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	Discussed with Ernst& Young LLP, the audit and assessments, including internal control testing under Section 404 of the Sarbanes-Oxley Act;
•

Based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 1, 2004 filed with the SEC; and

•	Instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

        The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of any concerns regarding questionable accounting or auditing matters.

AUDIT COMMITTEE

John L. Mulligan, Chairperson
Nancy D. Frame
James A. Vellenga

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has been the independent registered public accounting firm that audits the consolidated financial statements of the Company since fiscal year 2003. In accordance with its standing policy, Ernst & Young LLP will periodically change the personnel who work on the audit.

        In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provided various other services during the fiscal year ended April 30, 2005. These non-audit services were approved by the Audit Committee by unanimous consent in advance of their performance at various times during the year. The aggregate fees billed for the fiscal years ended April 30, 2005 and May 1, 2004 for each of the following categories of services are set forth below:

	Fiscal Year Ended

Fee Category	April 30, 2005	May 1, 2004

Audit Fees (1)	$341,146	$115,000
Audit-Related Fees (2)	16,700	22,250
Tax Fees (3)	6,664	17,500
All Other (4)	1,589	-

Total Fees	$366,099	$154,750

_________________

(1)

Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of the annual audit of our 401(k) plan.
(3)	Tax fees included foreign tax compliance fees and fees for various consulting services provided in connection with our international expansion and business.
(4)	Other fees consist of fees paid for online research tools.

PERFORMANCE GRAPH

        The Company’s common stock is quoted on the NASDAQ National Market under the symbol “DAKT.” The following graph shows changes during the period from May 1, 2000 to April 30, 2005 in the value of $100 invested in: (1) the Company’s common stock; (2) the NASDAQ Stock Market Index for U.S. companies, and (3) the Standard and Poors 600 Index for Electronic Equipment Manufacturers. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

	Base Period	Index Returns Fiscal Years Ending

Company / Index		April 28, 2001	April 27, 2002	May 3, 2003	May 1, 2004	April 30, 2005

Daktronics, Inc.	100	257.10	204.14	323.97	468.52	449.32
NASDAQ U.S. Index	100	56.10	44.75	38.91	52.65	52.69
S&P 600 Electronic Equipment Manufacturers	100	53.89	54.42	42.49	60.83	52.36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities (“10% Shareholders”) file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports of change in ownership on Form 4 or Form 5. Such Directors, executive officers, and 10% shareholders are also required by rules of the SEC to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such forms submitted to us or written representations from certain reporting persons, we believe all required reports were filed on a timely basis during 2004, except for the following transaction where the Form 4 report was inadvertently filed late:

•    Five reports reflecting the sale of 10,994 shares by Duane Sander.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

        The SEC has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our Annual Report and this Proxy Statement to any household at which two or more shareholders of the company reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the company and its shareholders because it reduces the volume of duplicate information received at a shareholder’s house and helps reduce the company’s expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction cards.

        Shareholders that have previously received a single set of disclosure documents may request their own copy this fiscal year or in future years by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of the Annual Report and the Proxy Statement to any shareholder upon written request sent to Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 697-4000.

AVAILABLE INFORMATION

        The Annual Report to Shareholders for the year ended April 30, 2005, including financial statements, is being mailed with this Proxy Statement.

        The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

ADDITIONAL MATTERS

          As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of common stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Appendix A

If the amendment and restatement of the Amended and Restated Articles of Incorporation proposed for approval by the shareholders at the Annual Meeting is approved, the Amended and Restated Articles of Incorporation below would constitute the Company’s new Amended and Restated Articles Incorporation after filing with the Office of the Secretary of State of South Dakota.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
DAKTRONICS, INC.

        Pursuant to the provisions of South Dakota Codified Laws and the South Dakota Business Corporation Act, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as follows, to-wit:

        The following Amended and Restated Articles of Incorporation shall supersede and take the place of the existing Amended and Restated Articles of Incorporation and all amendments thereof:

ARTICLE 1 – NAME

    1.1)        The name of the corporation shall be Daktronics, Inc.

ARTICLE 2 – DURATION

    2.1)        The duration of the corporation shall be perpetual.

ARTICLE 3 – PURPOSE

    3.1)        The corporation is organized for general business purposes.

ARTICLE 4 – STOCK

    4.1)        The aggregate number of shares of stock which the corporation shall have the authority to issue shall be sixty million (60,000,000) shares, each without par value, and which shall consist of fifty-five million (55,000,000) shares of common stock and five million (5,000,000) shares of undesignated stock. The Board of Directors of the corporation is authorized to establish from the shares of undesignated stock, by resolution adopted and by articles of amendment filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to, designation as additional shares of common stock), and to fix the relative rights and preferences of each such class or series.

    4.2)        The Board of Directors may, at any time and from time to time, issue and sell for such consideration as may be permitted by law, any and all of the authorized shares of the stock of the corporation not then issued, any and all treasury shares, and any and all of any stock of any class that may hereafter be authorized.

ARTICLE 5 – NO PREEMPTIVE RIGHTS

    5.1)        The shareholders of the corporation shall not have preemptive rights to acquire additional or treasury shares of stock of the corporation, or obligations of the corporation or rights convertible into such shares.

ARTICLE 6 – REGISTERED OFFICE AND AGENT

    6.1)        The street address of the principal and registered office of the corporation shall be 331 32nd Ave South, Brookings, South Dakota 57006, and the name of its registered agent is James B. Morgan.

    6.2)        The Board of Directors shall have the authority to change the street address and name of the registered agent of the corporation pursuant to the procedure set forth in the South Dakota Business Corporation Act, or its successor.

ARTICLE 7 – DIRECTORS

    7.1)        The Board of Directors shall consist of nine (9) or more members divided into three (3) classes, designated Class A, Class B and Class C, with each class to be as nearly equal in number as possible, with the term of office of the initial Class A members to expire at the first annual meeting after their election; the term of the initial Class B members to expire at the second annual meeting after their election; and the term of the initial Class C members to expire at the third annual meeting after their election. At each annual meeting of shareholders, directors chosen to succeed whose terms then expire shall be elected for a full term of three (3) years.

    7.2)        The Board of Directors shall have the power and authority to take any action required or permitted of it by law and by these Articles of Incorporation.

    7.3)        The liability of the corporation’s directors to the corporation or its shareholders shall be eliminated to the fullest extent permitted by the South Dakota Business Corporation Act, as the same exists or may be amended from time to time. In particular, and without limiting the effect of the foregoing sentence, a director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except (i) liability for the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 162 of the South Dakota Business Act relating to unlawful distributions; or (iv) an intentional violation of criminal law. If the South Dakota Business Corporation Act, or any succeeding statutory authority, is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the South Dakota Business Corporation Act or any succeeding statutory authority. Any repeal or modification of this Section 7.3 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation at the time of such repeal or modification.

ARTICLE 8 — INDEMNIFICATION

    8.1)        The corporation shall indemnify its officers and directors to the fullest extent authorized or permitted by the South Dakota Business Corporation Act or any other applicable laws as may from time to time be in effect, as the same exist or may be amended from time to time. The corporation may indemnify its employees, agents and other persons from time to time as determined by the Board of Directors.

    8.2)        Any repeal or modification of this Article 8 by the shareholders of the corporation shall be prospective only and shall not adversely affect the indemnification of any person who is entitled to indemnification at the time of such repeal or modification.

    8.3)        The indemnification provided in this Article 8, under the South Dakota Business Corporation Act, and under any other applicable laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any Bylaw, agreement, vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE 9 – BYLAWS

    9.1)        The Board of Directors may make and amend bylaws which may contain any provision relating to the management of the business or the regulation of the affairs of the corporation not inconsistent with law or the Articles of Incorporation. The power to adopt, amend or repeal the bylaws shall be vested in the Board, subject to any right under applicable law of the corporation’s shareholders to propose or adopt any bylaws or amendments to the corporation’s bylaws.

ARTICLE 10 – SHAREHOLDERS

    10.1)        A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

    10.2)        If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting classes is required by the South Dakota Business Corporation Act.

ARTICLE 11 – POWERS

    11.1)        The corporation shall have the unlimited power to engage in and to do any act necessary or incidental to the carrying out of its purposes, together with the power to do or perform any acts consistent with or which may be implied from the powers expressly conferred upon corporations by the South Dakota Business Corporation Act.

ARTICLE 12 – AMENDMENT

    12.1)        These Articles of Incorporation may be amended in the manner provided in the South Dakota Business Corporation Act, as the same exists or as that statute may be amended from time to time.

VERIFICATION

        The foregoing Amended and Restated Articles of Incorporation of Daktronics, Inc. were duly adopted by the holders of common stock of Daktronics, Inc. at a meeting of the shareholders held, pursuant to proper notice thereof, on August 17, 2005, at which a quorum was present. Of the _________ shares of common stock of Daktronics, Inc. issued and outstanding and entitled to vote theron, the holders of _________ shares voted for and the holders of ______ shares voted against the foregoing Amended and Restated Articles of Incorporation of Daktronics, Inc.

DAKTRONICS, INC.
Annual Meeting of Shareholders - August 17, 2005
Proxy
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James B. Morgan and Carla S. Gatzke, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 17, 2005 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all stock of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

1.

To elect three (3) directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2008 or until their successors are duly elected. (If you wish to cumulate your votes as described in the Proxy Statement, please contact the Corporate Secretary at Daktronics, Inc. to record your vote):

                          Aelred J. Kurtenbach, Robert G. Dutcher, Nancy D. Frame

 FOR	 WITHHELD FOR ALL	 WITHHELD FOR THE FOLLOWING ONLY
(Write nominee's name)_______________________

2.	To approve the adoption of our Amended and Restated Articles of Incorporation.

 FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm for the Company for fiscal year 2006.

 FOR	AGAINST	ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

This proxy will be voted as directed, but if no instructions are given for voting on the matters above, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

The undersigned acknowledges receipt of the Proxy Statement for the 2005 Annual Meeting. Please sign below exactly as name(s) appears on this Proxy:
        – If shares are registered in more than one name, the signatures of all persons are required.
        – If a corporation, sign in full corporate name by a duly authorized officer, stating title.
        – If trustee, guardian, executor or administrator, sign in official capacity, giving full title as such.
        – If a partnership, sign in partnership name by authorized person.

Date _____________________________, 2005

_____________________________________
Signature

_____________________________________
Signature, if held jointly

Please sign, date, and return this Proxy promptly. No postage is required if returned in the enclosed envelope. This Proxy may also be returned via fax to 605/697-4700.